UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2012

AMERICAS DIAMOND CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54666	27-1614533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 York Street, London, England		W1H 1DP
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code +44 207 681 1620

Impact Explorations Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On October 8, 2012, we filed Articles of Merger with the Nevada Secretary of State to change our name from “Impact Explorations Inc.” to “Americas Diamond Corp.”, to be effected by way of a merger with its wholly-owned subsidiary Americas Diamond Corp., which was created solely for the name change.

Also on October 8, 2012, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a five (5) new for one (1) old basis and, consequently, our authorized capital shall increase from 75,000,000 to 375,000,000 shares of common stock and our issued and outstanding shares of common stock shall increase from 6,000,000 to 30,000,000, all with a par value of $0.001.

The amendments are currently in review with the Financial Industry Regulatory Authority (“FINRA”).  We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

3.1 Articles of Merger

3.2 Certificate of Change
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAS DIAMOND CORP.

/s/ Daniel Martinez
Daniel Martinez
President and Director

Date: October 11, 2012